SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2006, Level 3 Communications, Inc. ("Level 3") entered into a definitive Agreement and Plan of Merger by and among Level 3, Eldorado Acquisition Three, LLC, a wholly owned subsidiary of Level 3, and TelCove, Inc., a Delaware Corporation ("TelCove") (the "Definitive Agreement") pursuant to which TelCove will merge with and into Eldorado Acquisition Three, LLC, with Eldorado Acquisition Three, LLC continuing as the surviving entity.

Under the terms of the Definitive Agreement, Level 3 will pay total consideration of $1.2375 billion, consisting of $637 million in shares of Level 3 common stock, $445 million in cash and $155.5 million in assumed debt. The number of shares of Level 3's common stock to be delivered at closing will be determined by dividing $637 million by Level 3's volume-weighted average share price for the ten trading days ending on the trading day immediately preceding the third trading day prior to closing, but in no event will the number of shares that Level 3 is required to deliver at closing be greater than approximately 166 million shares or less than approximately 111 million shares.

Closing is subject to customary conditions, including receipt of applicable state and federal regulatory approvals and the effectiveness of a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended, of the Level 3 common stock to be issued in the merger, and is also subject to approval of an increase in the number of authorized shares of Level 3's common stock by the stockholders of Level 3, which is scheduled to occur at Level 3's annual stockholder meeting on May 15, 2006 (or adjournments thereof). The holders of more than a majority of TelCove's stock have irrevocably approved the merger and therefore the merger is not subject to any additional approvals by TelCove's security holders. Closing is expected to occur in the third quarter of 2006.

The Definitive Agreement contains customary representations, warranties and covenants for a transaction of this type.

The descriptions of the terms of the Definitive Agreement are qualified in their entirety by reference to the copy of the Definitive Agreement filed as Exhibit
10.1 to this Form 8-K, which is incorporated by reference as if set forth in full.

Item 8.01  Other Events

On May 1, 2006, Level 3 issued a press release announcing that it has signed a definitive agreement to acquire TelCove. A copy of the press release is filed as
Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Shell company transactions

                None

(d)     Exhibits

10.1 Agreement and Plan of Merger by and among Level 3 Communications, Inc., Eldorado Acquisition Three, LLC and TelCove, Inc. dated as of April 30, 2006.

99.1 Press Release dated May 1, 2006, of Level 3 Communications, Inc. relating to the signing of a definitive agreement to acquire TelCove, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Level 3 Communications, Inc.



May 3, 2006                                 By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President